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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-80182, No. 33-25331, No. 33-55768, No.
33-557766, No. 33-65023, No. 333-18423, No. 333-18429 and No. 333-18437) and
Form S-3 (No. 33-61854) of Kennametal Inc. of our report dated January 30,
1997 relating to the consolidated financial statements of Greenfield Industries, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which appears in the Form 8-K/A of Kennametal Inc. dated December 31, 1997.



PRICE WATERHOUSE LLP

St. Louis, Missouri
January 19, 1998